Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-108128) of Cott Corporation of our report dated June 25, 2010 relating to the financial statements of the Restated Cott USA 401(k) Savings & Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

June 25, 2010